Exhibit 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE
Omaha, Nebraska

May 11, 2026

MEDIA CONTACT:

Fran Del Valle

Greystone

917-922-5653

fran@influencecentral.com

INVESTOR CONTACT:

Andy Grier

Investor Relations

402-952-1235

Greystone Housing Impact Investors Reports First Quarter 2026 Financial Results

Omaha, Nebraska – On May 11, 2026, Greystone Housing Impact Investors LP (NYSE: GHI) (the “Partnership”) announced financial results for the three months ended March 31, 2026.

The Partnership also announced it will host a call on Tuesday, May 12th at 9:00 a.m. Eastern Time to discuss the results and its business outlook. Details for accessing the call can be found below under "Earnings Webcast & Conference Call."

Financial Highlights

The Partnership reported the following results as of and for the three months ended March 31, 2026:

•
Net income of $1.32 million or $0.01 per Beneficial Unit Certificate (“BUC”), basic and diluted
•
Cash Available for Distribution (“CAD”) of $3.05 million or $0.13 per BUC
•
Total assets of $1.49 billion
•
Total Mortgage Revenue Bond (“MRB”) and Governmental Issuer Loan (“GIL”) investments of $1.03 billion

A reconciliation of net income to CAD is included below under “Disclosure Regarding Non-GAAP Measures - Cash Available for Distribution.”

In March 2026, the Partnership announced that the Board of Managers of Greystone AF Manager LLC declared a regular quarterly distribution to the Partnership's BUC holders of $0.14 per BUC. The distribution was paid on April 30, 2026, to BUC holders of record as of the close of trading on March 31, 2026.

Operational Update

The Partnership continues to pursue its strategy of reducing the capital allocated to joint venture equity investments in market rate multifamily properties. The Partnership and the respective property managing members will manage the remaining portfolio of market rate multifamily investments to maximize sales prices and returns to the extent possible, with return of capital from the sale of these investments to be redeployed into primarily tax-exempt mortgage revenue bond investments.

The Partnership believes this change in investment strategy will provide many benefits to unitholders, including more stable investment earnings, an increase in the proportion of tax-advantage income allocated to unitholders in the long-term, and more capital allocated to a proven investment class that is core to our operations and leverages the strong relationships and knowledge base of Greystone’s other lending platforms.

The Partnership’s near-term results of operations will be impacted by the pace of sales of market rate multifamily investments and our ability to redeploy capital into new tax-exempt mortgage revenue bond investments. The Partnership and Board of Managers will continue assessing the potential impacts on the Partnership’s short-term and long-term earnings expectations and future unitholder distributions, with a focus on the long-term benefit to unitholders and the Partnership.

Management Remarks

“The Partnership continues to make progress in the implementation of its capital reallocation strategy” said Kenneth C. Rogozinski, Chief Executive Officer of the Partnership. “We are working with brokers and property management firms to plan potential exit timelines based on current property level leasing activity and operating results. We are also working with our internal origination team and the broader Greystone affordable platform to identify traditional mortgage revenue bond investment opportunities”, said Rogozinski.

Recent Investment and Financing Activity

The Partnership reported the following updates for the first quarter of 2026:

•
Advances on taxable MRB investments totaled approximately $8.3 million.
•
Contributions to market-rate joint venture equity investments totaled approximately $12.6 million.
•
Acquired four multifamily properties located in South Carolina via deed in lieu of foreclosure on existing Partnership MRB and taxable MRB investments with aggregate principal of $119.9 million.
•
Obtained an $84.0 million mortgage loan secured by the four acquired South Carolina properties.

 In April, the Partnership’s GIL and taxable GIL investments for Poppy Grove I and Poppy Grove II were redeemed at par plus accrued interest with aggregate principal repaid of $90.0 million, of which proceeds of $72.0 million were used to repay the related debt financings.

Investment Portfolio Updates

The Partnership announced the following updates regarding its investment portfolio:

•
All MRB and GIL investments were current on contractual principal and interest payments from borrowers as of March 31, 2026.
•
The Partnership continues to execute its hedging strategy, primarily through interest rate swaps, to reduce the impact of changing market interest rates with net receipts totaling approximately $246,000 for the three months ended March 31, 2026.
•
Nine current market-rate joint venture equity investment properties have completed construction. Three properties are in the planning phase.

Earnings Webcast & Conference Call

The Partnership will host a conference call for investors on Tuesday, May 12, 2026 at 9:00 a.m. Eastern Time to discuss the Partnership’s first quarter 2026 results.

For those interested in participating in the question-and-answer session, participants may dial-in toll free at (877) 407-8813. International participants may dial-in at +1 (201) 689-8521. No pin or code number is needed.

The call is also being webcast live in listen-only mode. The webcast can be accessed via the Partnership's website under “News & Events” or via the following link:

https://event.choruscall.com/mediaframe/webcast.html?webcastid=6DUNvqLB

It is recommended that you join 15 minutes before the conference call begins (although you may register, dial-in or access the webcast at any time during the call).

A recorded replay of the webcast will be made available on the Partnership’s Investor Relations website at http://www.ghiinvestors.com.

About Greystone Housing Impact Investors LP

Greystone Housing Impact Investors LP was formed in 1998 under the Delaware Revised Uniform Limited Partnership Act for the primary purpose of acquiring, holding, selling and otherwise dealing with a portfolio of mortgage revenue bonds which have been issued to provide construction and/or permanent financing for affordable multifamily, seniors and student housing properties. The Partnership is pursuing a business strategy of acquiring additional mortgage revenue bonds and other investments on a leveraged basis. The Partnership expects and believes the interest earned on these mortgage revenue bonds is excludable from gross income for federal income tax purposes. The Partnership seeks to achieve its investment growth strategy by investing in additional mortgage revenue bonds and other investments as permitted by its Second Amended and Restated Limited Partnership Agreement, dated December 5, 2022 (the “Partnership Agreement”), taking advantage of attractive financing structures available in the securities market, and entering into interest rate risk management instruments. Greystone Housing Impact Investors LP press releases are available at www.ghiinvestors.com.

Safe Harbor Statement

Certain statements in this press release are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of statements that include, but are not limited to, phrases such as “believe,” “expect,” “future,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “should,” “will,” “estimates,” “potential,” “continue,” or other similar words or phrases. Similarly, statements that describe objectives, plans, or goals also are forward-looking statements. Such forward-looking statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Partnership. The Partnership cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied, or projected by such forward-looking statements. Risks and uncertainties include, but are not limited to: defaults on the mortgage loans securing our mortgage revenue bonds and governmental issuer loans; the competitive environment in which the Partnership operates; risks associated with investing in multifamily, student, senior citizen residential properties and commercial properties; general economic, geopolitical, and financial conditions, including the current and future impact of changing interest rates, inflation, and international conflicts (including the Russia-Ukraine war and conflicts in the Middle East) on business operations, employment, and financial conditions; uncertain conditions within the domestic and international macroeconomic environment, including monetary and fiscal policy and conditions in the investment, credit, interest rate, and derivatives markets; any effects on our business resulting from new U.S. domestic or foreign governmental trade measures, including but not limited to tariffs, import and export controls, foreign exchange intervention accomplished to offset the effects of trade policy or in response to currency volatility, and other restrictions on free trade; adverse reactions in U.S. financial markets related to actions of foreign central banks or the economic performance of foreign economies, including in particular China, Japan, the European Union, and the United Kingdom; the ability of the Partnership to remediate its material weakness in its internal control over financial reporting; the general condition of the real estate markets in the regions in which the Partnership operates, which may be unfavorably impacted by pressures in the commercial real estate sector, incrementally higher unemployment rates, persistent elevated inflation levels, and other factors; changes in interest rates and credit spreads, as well as the success of any hedging strategies the Partnership may undertake in relation to such changes, and the effect such changes may have on the relative spreads between the yield on investments and cost of financing; the potential for inflationary impacts resulting from macroeconomic conditions and policy initiatives; the Partnership’s ability to access debt and equity capital to finance its assets; current maturities of the Partnership’s financing arrangements and the Partnership’s ability to renew or refinance such financing arrangements; local, regional, national and international economic and credit market conditions; legislative changes to Low Income Housing Tax Credits issued in accordance with Section 42 of the Internal Revenue Code and certain tax credit recapture events; geographic concentration of properties related to investments held by the Partnership; changes in the U.S. corporate tax code and other government regulations affecting the Partnership’s business; risks related to the development and use of artificial intelligence (AI); and the other risks detailed in the Partnership’s SEC filings (including but not limited to, the Partnership’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K). Readers are urged to consider these factors carefully in evaluating the forward-looking statements.

If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, the developments and future events concerning the Partnership set forth in this press release may differ materially from those expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this document. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. The Partnership assumes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, unless obligated to do so under the federal securities laws.

GREYSTONE HOUSING IMPACT INVESTORS LP

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended March 31,
	2026	2025
Revenues:
Investment income	$16,439,156	$21,075,573
Other interest income	3,122,561	2,288,165
Property revenues	1,449,125	-
Other income	774,361	958,825
Total revenues	21,785,203	24,322,563
Expenses:
Real estate operating	827,635	-
Provision for credit losses (Note 10)	(2,077,877)	(172,000)
Depreciation and amortization	2,746,392	3,542
Interest expense	13,168,146	13,497,295
Net result from derivative transactions (Note 15)	(1,564,639)	3,036,137
General and administrative	4,650,762	4,570,261
Total expenses	17,750,419	20,935,235
Other income:
Gain on deed in lieu of foreclosures	2,219,023	-
Gain on sale of investments in unconsolidated entities	-	5,220
Earnings (losses) from investments in unconsolidated entities	(4,930,100)	(992,259)
Income before income taxes	1,323,707	2,400,289
Income tax benefit	(2,673)	(2,733)
Net income	1,326,380	2,403,022
Redeemable Preferred Unit distributions and accretion	(1,101,684)	(760,679)
Net income available to Partners	$224,696	$1,642,343

Net income available to Partners allocated to:
General Partner	$2,247	$16,371
Limited Partners - BUCs	181,024	1,568,927
Limited Partners - Restricted units	41,425	57,045
	$224,696	$1,642,343

Disclosure Regarding Non-GAAP Measures - Cash Available for Distribution

The Partnership believes that CAD provides relevant information about the Partnership’s operations and is necessary, along with net income, for understanding its operating results. To calculate CAD, the Partnership begins with net income as computed in accordance with GAAP and adjusts for non-cash expenses or income consisting of depreciation expense, amortization expense related to deferred financing costs, amortization of premiums and discounts, fair value adjustments to derivative instruments, provisions for credit and loan losses, impairments on MRBs, GILs, real estate assets and property loans, deferred income tax expense (benefit), and restricted unit compensation expense. The Partnership also adjusts net income for the Partnership’s share of (earnings) losses of investments in unconsolidated entities related to the Market Rate Joint Venture Investments segment as such amounts are primarily depreciation expenses and development costs that are expected to be recovered upon an exit event. The Partnership also deducts Tier 2 income distributable to the General Partner as defined in the Partnership Agreement and distributions and accretion for the Preferred Units. Net income is the GAAP measure most comparable to CAD. There is no generally accepted methodology for computing CAD, and the Partnership’s computation of CAD may not be comparable to CAD reported by other companies. Although the Partnership considers CAD to be a useful measure of the Partnership’s operating performance, CAD is a non-GAAP measure that should not be considered as an alternative to net income calculated in accordance with GAAP, or any other measures of financial performance presented in accordance with GAAP.

The following table shows the calculation of CAD (and a reconciliation of the Partnership’s net income, as determined in accordance with GAAP, to CAD) for the three months ended March 31, 2026 and 2025:

	For the Three Months Ended March 31,
	2026	2025
Net income	$1,326,380	$2,403,022
Unrealized (gains) losses on derivatives, net	(1,542,998)	3,883,196
Depreciation and amortization	2,746,392	3,542
Provision for credit losses (1)	(2,077,877)	(172,000)
Reversal of gain on deed in lieu of foreclosures (2)	(2,219,023)	-
Amortization of deferred financing costs	489,025	381,334
Restricted unit compensation expense	393,770	234,047
Deferred income taxes	881	1,227
Redeemable Preferred Unit distributions and accretion	(1,101,684)	(760,679)
Tier 2 income allocable to the General Partner (3)	-	-
Recovery of prior credit loss (4)	(11,120)	(16,967)
Bond premium, discount and acquisition fee amortization, net of cash received	98,764	25,220
(Earnings) losses from investments in unconsolidated entities	4,948,352	992,259
Total CAD	$3,050,862	$6,974,201

Weighted average number of BUCs outstanding, basic	23,266,619	23,171,226
Net income (loss) per BUC, basic	$0.01	$0.07
Total CAD per BUC, basic	$0.13	$0.30
Cash Distributions declared, per BUC	$0.14	$0.37

(1)
The adjustments reflect the change in allowances for credit losses under the CECL standard which requires the Partnership to update estimates of expected credit losses for its investment portfolio at each reporting date. Credit losses are not reported within CAD until such losses are realized. The provision for credit loss for the three months ended March 31, 2026 includes an asset-specific provision for credit loss of approximately $93,000 offset by a recovery of approximately $2.1 million of our previously recognized allowance for credit losses related to The Park at Sondrio MRB and taxable MRB, The Park at Vietti MRB and taxable MRB, and Windsor Shores Apartments MRB.
(2)
The gain on deed in lieu of foreclosures for the three months ended March 31, 2026 was equal to the excess amount of the appraised value of the real estate assets acquired over our amortized cost basis of the Windsor Shores MRB and taxable MRB and The Ivy Apartments (a/k/a Century Plaza Apartments) MRB. We have excluded this gain in the calculation of CAD as it is non-cash and relates to fair value estimates of real estate assets.
(3)
Net Interest Income representing contingent interest and Net Residual Proceeds representing contingent interest (Tier 2 income) will be distributed 75% to the limited partners and BUC holders, as a class, and 25% to the General Partner. This adjustment represents 25% of Tier 2 income due to the General Partner. There was no Tier 2 income for the three months ended March 31, 2026 and 2025.
(4)
The Partnership determined there was a recovery of previously recognized impairment recorded for the Live 929 Apartments Series 2022A MRB prior to the adoption of the CECL standard effective January 1, 2023. The Partnership is accreting the recovery of prior credit loss for this MRB into investment income over the term of the MRB consistent with applicable guidance. The accretion of recovery of value, net of adjustments, is presented as a reduction to current CAD as the original provision for credit loss was an addback for CAD calculation purposes in the period recognized.